Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Prosomnus, Inc. of our report dated April 2, 2022, relating to the consolidated financial statements of ProSomnus Holdings, Inc.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/SingerLewak LLP

San Jose, California

January 6, 2023